UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2010

ZBB Energy Corporation
(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin		53051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 8, 2010, ZBB Energy Corporation (the “Company”) reported that based on a review of its financial statements for the fiscal year ended June 30, 2010 and informal discussions with the staff of the NYSE Amex (the “Exchange”), it expects to receive a letter from the Exchange informing it that as of June 30, 2010 the Company’s stockholders’ equity was below the minimum amount required by the Exchange’s continued listing standards.

Receipt of this letter would not have any immediate effect upon the listing of the Company’s common stock.  Under applicable Exchange rules, upon receipt of this letter the Company will have 30 days to submit a plan advising the Exchange staff of action the Company has taken, or will take, that would bring it into compliance with the continued listing standards within 18 months (provided the Exchange staff may establish a time period of less than 18 months for the Company to regain compliance if it determines that the nature and circumstances warrant such shorter period).

As discussed in the Company’s Form 10-K for the fiscal year ended June 30, 2010, the Company has financing vehicles in place which it believes will provide it the equity capital it requires.  Accordingly, the Company intends to submit a plan to the Exchange staff which will outline the actions and timeframe by which the Company intends to cure the listing deficiency and to regain its compliance with the Exchange’s continued listing requirements

If the Exchange accepts the Company’s plan, the Company will be able to continue its listing during the plan period and will be subject to continued periodic review by the NYSE Amex staff. If the Plan is not accepted or is accepted but the Company does not make progress consistent with the Plan during the plan period, the Exchange could initiate delisting proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: October 8, 2010	By:	/s/ Eric C. Apfelbach
	Name:	Eric C. Apfelbach
	Title:	President and CEO